                                               Filed Pursuant to Rule 424(b)(2)
                                           Registration Statement No. 333-00117



     AMENDMENT NO. 1 TO  SUPPLEMENT NO. 6 TO PROSPECTUS SUPPLEMENT DATED
             JANUARY 26, 1996 AND PROSPECTUS DATED JANUARY 19, 1996

                            COOPER INDUSTRIES, INC.

                         THIRD SERIES MEDIUM-TERM NOTES

                          ISSUE DATE FEBRUARY 20, 1998


                                                  INTEREST RATE
MATURITY DATE                                      PER ANNUM
-------------                                     -------------

February 20, 2003                                       5.88%



Issued At 100% of Aggregate Principal Amount.
Not Redeemable Prior To Maturity.
Issue Initially In Book Entry Form.

The aggregate principal amount of this offering is $142,800,000.00 and relates only to Supplement No. 6. To date, including this offering, an aggregate of $200,000,000.00 Third Series Medium-Term Notes has been issued.